UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 5.  Other Events and Regulation FD Disclosure.

SIRVA, Inc., through its subsidiary SIRVA Worldwide, Inc., is party to a credit agreement, dated as of December 1, 2003, with the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, Banc of America Securities LLC, as syndication agent, and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.  This agreement was filed as Exhibit 99.1 to the SIRVA, Inc. Form 8-K, filed December 8, 2003, and is incorporated herein by reference.

SIRVA, Inc. is party to a guarantee and collateral agreement, dated as of December 1, 2003, with SIRVA Worldwide, Inc. and certain of its Subsidiaries in favor of JP Morgan Chase Bank, as Administrative Agent.  The agreement was filed as Exhibit 99.2 to the SIRVA, Inc. Form 8-K, filed December 8, 2003, and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                                          Financial Statements of Business Acquired

Not applicable

(b)                                                         Pro Forma Financial Information

Not applicable

(c)                                                          Exhibits

Exhibit 10.1

Credit agreement, dated as of December 1, 2003, among SIRVA Worldwide, Inc. the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, Banc of America Securities LLC, as syndication agent, and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 99.1 of the SIRVA, Inc. Form 8-K, filed December 8, 2003).

Exhibit 10.2

Guarantee and collateral agreement, dated as of December 1, 2003, made by SIRVA, Inc., SIRVA Worldwide, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent (incorporated by reference to Exhibit 99.2 of the SIRVA, Inc. Form 8-K, filed December 8, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRVA, INC.

Date:	December 12, 2003

		By:	/s/ RALPH A. FORD
		Name:	Ralph A. Ford
		Title:	Senior Vice President, General Counsel and Secretary